EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement on Form F-3 of our report dated March 26, 2006, relating to the financial statements of G. Willi-Food International Ltd. appearing in the annual report on form 20-F of G. Willi-Food, International Ltd. for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
October 24, 2006